UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 18, 2011

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA (State or other jurisdiction of incorporation and organisation)	0-24796 (Commission File Number)	98-0438382 (IRS Employer Identification No.)

Mintflower Place, 4th floor 8 Par-La-Ville Rd, Hamilton, Bermuda (Address of principal executive offices)		HM 08 (Zip Code)

Registrant’s telephone number, including area code:  (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 18, 2011, Central European Media Enterprises Ltd. (the “Company” or “CME”) entered into an indenture (the “Indenture”) dated February 18, 2011 among the Company, Central European Media Enterprises N.V. (“CME N.V.”), CME Media Enterprises B.V. (“CME B.V.” and together with CME N.V., the “Subsidiary Guarantors”) and Deutsche Bank Trust Company Americas, as trustee, security agent, paying agent, conversion agent, transfer agent and registrar (the “Trustee”), relating to the issuance of $206,252,000 aggregate principal amount of 5.0% Senior Convertible Notes due 2015 of the Company (the “Notes”).

The terms of the Indenture and the Notes are described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 16, 2011, which is incorporated by reference herein.  The Notes were issued on February 18, 2011.

The Notes are secured by a security interest in the shares of CME N.V. and the shares of CME B.V. owned by CME N.V., each dated February 18, 2011. This collateral is currently pledged to secure CME’s obligations under (i) its $234 million aggregate principal amount of 3.50% Senior Convertible Notes due 2013 (the “2013 Notes”), (ii) its €148 million aggregate principal amount of Senior Floating Rate Notes due 2014 (the “2007 Notes”), (iii) its  €391 million aggregate principal amount of 11.625% Senior Notes due 2016 (the “2009  Notes”), (iv) its €170 million aggregate principal amount of 9.0% Senior Secured Notes due 2017 (the “2010 Notes”) issued by CET 21 spol. s r.o., a wholly owned subsidiary of CME (“CET 21”) and (v) CET 21’s CZK 1.5 billion secured revolving credit facility (the “RCF”).  Pursuant to an intercreditor agreement dated February 18, 2011 among the Company, the Subsidiary Guarantors, the Trustee, BNY Corporate Trustee Services Limited and The Bank of New York Mellon (formerly The Bank of New York), as trustee for the 2007 Notes, The Bank of New York Mellon (formerly The Bank of New York), as trustee for the 2013 Notes, The Bank of New York Mellon, acting through its London Branch, as trustee for the 2009 Notes, The Law Debenture Trust Corporation p.l.c., as security trustee for the 2009 Notes, Citibank, N.A., London Branch, as trustee for the 2010 Notes, BNP Paribas Trust Corporation UK Limited, as security trustee for the 2010 notes and the RCF and BNP Paribas S.A., as agent for the RCF, these creditors have agreed, among other things, to share any proceeds received by any party thereto upon enforcement of these share pledges on a ratable basis.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 21, 2011, the Company issued a press release announcing the issuance of the Notes in a series of privately negotiated exchange transactions.  The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits 99.1 - Press Release dated February 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 22, 2011

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

by:	/s/ David Sturgeon
Name: David Sturgeon
Title: Deputy Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release dated February 21, 2011.